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Exhibit 10.14(2)

FIRST AMENDMENT TO
MORTGAGE LOAN PURCHASE AND SALE AGREEMENT

        THIS FIRST AMENDMENT TO MORTGAGE LOAN PURCHASE AND SALE AGREEMENT (herein called this "Amendment") made as of June 30, 2004 by and between FIELDSTONE MORTGAGE COMPANY, a Maryland corporation ("Seller"), and GUARANTY BANK, a federal savings bank ("Buyer").

W I T N E S S E T H:

        WHEREAS, Seller and Buyer have entered into that certain Mortgage Loan Purchase and Sale Agreement dated as of July 23, 2003 (the "Original Purchase Agreement"), pursuant to which Buyer may purchase Mortgage Loans from Seller form time to time as therein provided; and

        WHEREAS, Seller and Buyer desire to amend the Original Purchase Agreement as provided herein;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

Definitions and References

        § 1.1.    Terms Defined in the Original Purchase Agreement.    Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Purchase Agreement shall have the same meanings whenever used in this Amendment.

        § 1.2.    Other Defined Terms.    Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this 1.2.

        "Amendment" means this First Amendment to Mortgage Loan Purchase and Sale Agreement.

        "Original Omnibus Certificate" means the Omnibus Certificate dated July 23, 2003 executed and delivered by officers of Seller pursuant to the Original Purchase Agreement.

        "Purchase Agreement" means the Original Purchase Agreement as amended hereby.

ARTICLE II

Amendments to Original Purchase Agreement

        § 2.1.    Definitions.    The following definition in Article I of the Original Agreement is hereby amended in its entirety to read as follows:

          "'Pass-Through Rate' means the Eurodollar Rate plus 0.80% per annum."

ARTICLE III.

Conditions, Representations and Warranties

        § 3.1.    Effective Date.    This Amendment shall become effective as of the date first above written when and only when:

          (a) Buyer shall have received, at Buyer's office, a duly executed counterpart of this Amendment, and (ii) a duly executed certificate of the chief executive officer and vice president of

  Seller certifying that (i) resolutions of its board of directors attached to the Original Omnibus Certificate authorize the execution, delivery, and performance of this Amendment and identify the officers authorized to sign this Amendment are in full force and effect, (ii) the specimen signatures of the officers so authorized which were attached to the Original Omnibus Certificate are true and correct, (iii) the organizational documents of Seller attached to the Original Omnibus Certificate have not been amended since the date of the Original Omnibus Certificate.

          (b) The representations and warranties contained in Section 3.01 of the Original Purchase Agreement are true and correct at and as of the time of the effectiveness hereof.

          (c) Seller is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to perform its obligations under the Purchase Agreement. Seller has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of Seller hereunder.

          (d) The execution and delivery by Seller of this Amendment, the performance by Seller of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the certificate of formation or limited liability company agreement of Seller, or of any material agreement, judgment, license, order or permit applicable to or binding upon Seller, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Seller. Except for those which have been duly obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Seller of this Amendment or to consummate the transactions contemplated hereby.

          (e) When duly executed and delivered, this Amendment will be a legal and binding instrument and agreement of Seller, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and similar laws applying to creditors' rights generally and by principles of equity applying to creditors' rights generally.

ARTICLE IV.

Miscellaneous

        § 4.1.    Ratification of Agreement.    The Original Purchase Agreement as hereby amended is hereby ratified and confirmed in all respects. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Buyer under the Purchase Agreement nor constitute a waiver of any provision of the Purchase Agreement.

        § 4.2.    Survival of Agreements.    All representations, warranties, covenants and agreements of Seller herein shall survive the execution and delivery of this Amendment and the performance hereof. All statements and agreements contained in any certificate or instrument delivered by Seller hereunder or under the Purchase Agreement to Buyer shall be deemed to constitute representations and warranties by, or agreements and covenants of, Seller under this Amendment and under the Purchase Agreement.

        § 4.3.    Governing Law.    This Amendment shall be governed by and construed in accordance with the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

        § 4.4.    Counterparts; Fax.    This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment may be duly executed by facsimile or other electronic transmission.

        THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

        THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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        IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

FIELDSTONE MORTGAGE COMPANY
By:	/s/ MARK C. KREBS
Name: Mark C. Krebs
Title: Sr. Vice President & Treasurer
GUARANTY BANK
By:	/s/ CAROLYN ESKRIDGE Carolyn Eskridge Senior Vice President

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FIRST AMENDMENT TO MORTGAGE LOAN PURCHASE AND SALE AGREEMENT
ARTICLE I.
Definitions and References
ARTICLE II
Amendments to Original Purchase Agreement
ARTICLE III.
Conditions, Representations and Warranties
ARTICLE IV.
Miscellaneous